UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015
BBVA Compass Bancshares, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-55106 (Commission File Number)	20-8948381 (IRS Employer Identification No.)

2200 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(205) 297-3000 (Registrant's telephone number, including area code) Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2015, the sole shareholder of BBVA Compass Bancshares, Inc. (the “Company”) approved through a unanimous written consent (the “Consent”), in lieu of a special meeting, an Amended and Restated Certificate of Formation (the “Amended Certificate”) that included a provision for the issuance of preferred stock, par value $0.01 per share (the “Preferred Stock”), and authorized the Board of Directors of the Company to designate the terms of one or more classes or series of Preferred Stock prior to such issuances. Effective April 10, 2015, the Company filed the Amended Certificate with the Secretary of State of the State of Texas. Copies of the Amended Certificate and the Consent are attached hereto as Exhibits.

Item 9.01 Financial Statements and Exhibits.

3.1	Amended and Restated Certificate of Formation of BBVA Compass Bancshares, Inc., effective April 10, 2015.
99.1	Shareholder’s unanimous written consent dated April 10, 2015 approving the adoption of the Amended and Restated Certificate of Formation of BBVA Compass Bancshares, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBVA Compass Bancshares, Inc.
By:	/s/ Kirk P. Pressley
Name:	Kirk P. Pressley
Title:	Executive Vice President and Controller
Date: April 13, 2015